Exhibit 3.4

EXECUTION COPY

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

COSTAMARE PARTNERS GP LLC

A Marshall Islands Limited Liability Company

Dated as of August 4, 2014

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Section 7.2. Governing Law	5
Section 7.3. Headings	5
Section 7.4. Severability	5
Section 7.5. No Third Party Beneficiary	5
Section 7.6. Amendment	5

Exhibit 1:	Form of Certificate of Formation
Exhibit 2:	Form of LLC Certificate
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FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

This Limited Liability Company Agreement of Costamare Partners GP LLC, a Marshall Islands limited liability company (the “Company”), is made and entered into effective as of the 4th day of August, 2014, by Costamare Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (“Costamare”).

RECITALS

WHEREAS, the Company was formed on July 30, 2014 pursuant to the Act, subject to a Limited Liability Company Agreement dated as of July 30, 2014 entered into by Costamare Inc. as its sole member (the “Original LLC Agreement”).

NOW, THEREFORE, the Original LLC Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I
DEFINITIONS

Section 1.1. Defined Terms. When used in this Agreement, the following terms shall have the meanings set forth below:

(a) “Act” means the Marshall Islands Limited Liability Company Act of 1996 (of the Republic of the Marshall Islands Associations Law), as the same may be amended from time to time.

(b) “Agreement” means this Limited Liability Company Agreement, as amended, modified, supplemented or restated from to time in accordance with its terms.

(c) “Board of Directors”’ means the managers of the Company appointed as provided in Section 4.3 of this Agreement.

(d) “Capital Contributions” means the total amount of cash and/or assets which a Member contributes to the Company as capital pursuant to this Agreement.

(e) “Certificate of Formation” means the Certificate of Formation in the form of Exhibit 1 attached hereto to be filed pursuant to the Act with the Republic of the Marshall Islands Registrar of Corporations pursuant to which the Company shall be formed as a Marshall Islands limited liability company.

(f) “Company” has the meaning set forth in the Preamble to this Agreement.

(g) “LLC Certificate” has the meaning set forth in Section 2.8(a) of this Agreement.

(h) “Member” means Costamare and any Person who, at the time of reference thereto, has been admitted to the Company as a Member in accordance with this Agreement, including any Transferee, and shall have the same meaning as the term “Member” under the Act, but shall not include any Person who has ceased to be a Member of the Company.

(i) “Officers” has the meaning set forth in Section 4.4 of this Agreement.

(j) “Person” means a natural person, corporation, partnership, joint venture, trust, estate, unincorporated association, limited liability company, or any other juridical entity.

(k) “Transferee” has the meaning set forth in Section 2.8(b) of this Agreement.

Section 1.2. Number and Gender. As the context requires, all words used herein in the singular number shall extend to and include the plural, all words used in the plural number shall extend to and include the singular, and all words used in any gender shall extend to and include the other gender or be neutral.

ARTICLE II
ORGANIZATION

Section 2.1. Formation. The Company was formed on July 30, 2014 as a Marshall Islands limited liability company by the filing of the Certificate of Formation.

Section 2.2. Name. The name of the Company is “Costamare Partners GP LLC” and all Company business shall be conducted in that name or such other names that comply with applicable law as the Member(s) may from time to time designate.

Section 2.3. Purposes. The purposes for which the Company is established is to engage in any lawful activity permitted by the Act.

Section 2.4. Registered Office; Registered Agent. The registered office of the Company required by the Act to be maintained in the Republic of the Marshall Islands shall be the office of the initial registered agent named in the Certificate of Formation or such other office as the Member(s) may designate from time to time in the manner provided by law. The registered agent of the Company required by the Act to be maintained in the Republic of the Marshall Islands shall be the initial registered agent named in the Certificate of Formation or such other person or persons as the Board of Directors may designate from time to time in the manner provided by law.

Section 2.5. Principal Office. The principal office of the Company shall be Costamare Partners GP LLC, 60 Zephyrou Street & Syngrou Avenue, 17564 Athens, Greece, except as may otherwise be determined by the Board of Directors.

Section 2.6. Term. The Company commenced on the date the Certificate of Formation was accepted for filing by the Republic of the Marshall Islands Registrar of Corporations and shall have perpetual existence, unless the Company is dissolved in accordance with the Act.

Section 2.7. Liability to Third Parties. No Member shall be liable for the debts, obligations or liabilities of the Company, including, without limitation, under a judgment, decree or order of a court.

Section 2.8. LLC Certificate; Transfer of Ownership Interest; Pledge of Ownership Interest

(a) A Member’s ownership of its limited liability company interest in the Company shall be evidenced by a certificate of limited liability company interest (“LLC Certificate”) substantially in the form of Exhibit 2 hereto.

(b) Subject to the provisions of Section 2.8(c) herein, upon the endorsement by a Member on its LLC Certificate (or on a separate transfer power) in favor of a third party (a “Transferee”) and the delivery of such LLC Certificate (and such separate power, if applicable) to the Company for registration and issuance of a new LLC Certificate to such Transferee, such Member shall be deemed to have assigned and transferred all its right, title and interest in the Company and in this Agreement to such Transferee and all references in this Agreement to such Member shall be deemed to refer to such Transferee, in each case effective as of the date of such LLC Certificate delivery to the Company. A Member’s right, title and interest in the Company shall not be transferred other than as provided in this Section 2.8(b).

(c) The pledge of, or granting of a security interest, lien or other encumbrance in or against, any or all of the limited liability company interest of a Member in the Company shall not cause such Member to cease to be a Member until the secured party shall have lawfully exercised its remedies under the security agreement and completed the endorsement in favor of a Transferee. Until the exercise of such remedies, the secured party shall not have the power to exercise any rights or powers of a Member.

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ARTICLE III
CAPITAL CONTRIBUTIONS

Section 3.1. Initial Capital Contributions. In connection with the Company’s formation, Costamare made an initial capital contribution of U.S. $1,000 to the Company, and upon the Company’s receipt and in consideration thereof, an LLC Certificate was issued in favor of Costamare as provided for in Section 2.8 above.

Section 3.2. Additional Capital Contributions. A Member may contribute such additional sums and/or assets, if any, as it shall determine in its sole discretion.

Section 3.3. Liability Limited to Capital Contributions. No Member shall have any obligation to contribute money to the Company or any personal liability with respect to any liability or obligation of the Company.

Section 3.4. No Interest on Capital Contributions. Except as otherwise expressly provided herein, the Member shall not receive any interest on its Capital Contributions to the Company.

ARTICLE IV
MANAGEMENT

Section 4.1. Management By the Board of Directors acting as Managers of the Company. The management of the Company shall be vested exclusively in its Board of Directors acting as managers of the Company. The Board of Directors shall have all management powers over the business and affairs of the Company that they may now or hereafter possess under applicable law. The Member(s) further agree to take any and all action necessary and appropriate, in the sole discretion of the Board of Directors, to effect any duly authorized actions by the Board of Directors, including executing or filing any agreements, instruments or certificates, delivering all documents, providing all information and taking or refraining from taking action as may be necessary or appropriate to achieve the effective delegation of power described in this Section 4.1. Pursuant to this Section 4.1, all management powers over the business and affairs of the Company shall be vested in the Board of Directors and, subject to the direction of the Board of Directors and in accordance with the provisions of Section 4.4, the Officers. Thus, except as expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of the Board of Directors, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers. Each of the Member(s) and each Person who may acquire an interest in the Company hereby approves, consents to, ratifies and confirms such delegation. The delegation by the Member(s) to the Board of Directors of management powers over the business and affairs of the Company pursuant to the provisions of this Agreement shall not cause the Member(s) to cease to be members of the Company nor shall it cause the Board of Directors or any member thereof to be a Member of the Company or to have or be subject to the liabilities of a Member of the Company.

Section 4.2. Board of Directors Action. All decisions to be made and actions to be taken by the Board of Directors shall be determined by the affirmative vote of more than 50% of the members of the Board of Directors at a meeting duly noticed and at which a quorum of the members of the Board of Directors is present. A quorum shall mean at least 50% of the members of the Board of Directors then in office. The Board of Directors my act without a meeting, prior notice or a vote if a consent in writing setting for the action so taken is signed by more than 50% of the members of the Board of Directors then in office. The Board of Directors shall have the power to form such committees and delegate such authorities to such committees as it shall deterimine in its discretion.

Section 4.3. Appointment; Term. The initial Board of Directors shall consist of the following three individuals: Konstantinos Konstantakopoulos, Diamantis Manos and Anastassios Gabrielides, with Konstantinos Konstantakopoulos appointed as Chairman of the Board of Directors. Each director shall be appointed to serve until his successor shall be appointed and shall qualify or until his earlier resignation or removal. The Member(s) shall have full authority unilaterally to appoint such individuals to be directors as they shall choose in their sole discretion, and to remove and replace any director it appoints to the Board of Directors, with or without cause, at any time and for any reason.

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Section 4.4. Officers. The Board of Directors shall appoint or designate agents of the Company, referred to as “Officers” of the Company, as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Company; provided that, as of the date hereof, Konstantinos Konstantakopoulos is appointed Chief Executive Officer, and Gregory Zikos is appointed Chief Financial Officer of the Company. Such Officers may be employed by the Company directly or may be employed by one or more third parties, and designated by the Board of Directors to perform officer functions for the benefit of the Company. Any officer may be removed, with or without cause, only by the Board of Directors.

Section 4.5. Execution of Documents. Any agreements, contracts or other documents or correspondence executed by the Company, including an LLC Certificate, shall be signed by the individual executing the same as follows:

COSTAMARE PARTNERS GP LLC
By:
Name:
Title:

Section 4.6. Indemnification. Subject to Section 4.7 below, the Company shall indemnify and hold harmless, to the fullest extent permitted by law, each Member, each member of the Board of Directors and each Officer, employee or duly appointed attorney-in-fact of the Company (individually, an “Indemnified Party”) from and against all costs, losses, liabilities, and damages paid or incurred by such Indemnified Party in connection with the affairs of the Company.

Section 4.7. Liability of Members of the Board of Directors and Officers.

(a) No member of the Board of Directors or Officer shall be personally liable for the debts and obligations of the Company.

(b) No member of the Board of Directors or Officer shall be liable, responsible or accountable in damages or otherwise to the Company or any Member for any action taken or any failure to act (even if such action or failure to act constituted the simple negligence of that Officer) on behalf of the Company within the scope of the authority conferred on such member of the Board of Directors or Officer by this Agreement or by law, unless such act or failure to act constituted gross negligence or was performed or omitted willfully or intentionally or in bad faith.

ARTICLE V
DISTRIBUTIONS

Section 5.1. Distributions/Available Cash. The Board of Directors, shall, in its sole discretion, determine from time to time to what extent (if any) the Company’s cash on hand exceeds the current and anticipated needs of the Company. To the extent any such excess exists, the Board of Directors may make distributions to the Member(s), subject to any limitations or restrictions provided for in the Act.

ARTICLE VI
BOOKS AND RECORDS; FISCAL YEAR; BANK ACCOUNTS

Section 6.1. Books and Records. The books and records of the Company shall, at the cost and expense of the Company, be kept at the principal office of the Company or at such other location as the Board of Directors may from time to time determine.

Section 6.2. Fiscal Year. Unless otherwise determined by the Board of Directors, the Company’s books and records shall be kept on a December 31 calendar year basis and shall reflect all Company transactions and be appropriate and adequate for conducting the Company’s affairs.

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Section 6.3. Bank Accounts. All funds of the Company will be deposited in its name in an account or accounts maintained with such bank or banks selected by the Board of Directors. Checks shall be drawn upon the Company account or accounts only for the purposes of the Company and may be signed by such persons as may be designated by the Board of Directors.

ARTICLE VII
MISCELLANEOUS

Section 7.1. Complete Agreement. This Agreement and the exhibits hereto constitute the complete and exclusive statement of the agreement regarding the operation of the Company and replace and supersede all prior agreements regarding the operation of the Company.

Section 7.2. Governing Law. This Agreement and the rights of the parties hereunder will be governed by, interpreted, and enforced in accordance with the laws of the Republic of the Marshall Islands, without giving regard to principles of conflicts of law.

Section 7.3. Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

Section 7.4. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

Section 7.5. No Third Party Beneficiary. This Agreement is made solely and specifically for the benefit of the Member(s) and their successors and Transferees and, except as expressly provided herein, no other Persons shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

Section 7.6. Amendment. All amendments to this Agreement must be in writing and signed by all of the Member(s).

[Signature Page Follows]

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WHEREFORE, this Agreement has been executed by a duly authorized representative of Costamare as of the date first set forth above.

SOLE MEMBER:
Costamare Inc.

By:	/s/ Gregory Zikos
Name:	Gregory Zikos
Title:	Chief Financial Officer

Signature Page to

First Amended and Restated
Limited Liability Company Agreement
of
Costamare Partners GP LLC

Exhibit 1

CERTIFICATE OF FORMATION

OF

COSTAMARE PARTNERS GP LLC

Under Section 9 of The Marshall Islands Limited Liability Company Act

The undersigned, [●], authorized person of Costamare Partners GP LLC, for the purpose of forming a Marshall Islands limited liability company, hereby certifies:

1.	The name of the limited liability company is: Costamare Partners GP LLC (the “Company”).

2.	The registered address of the Company in the Marshall Islands is Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960. The name of the Company’s registered agent in the Marshall Islands upon whom process may be served at such address is The Trust Company of the Marshall Islands, Inc.

3.	The formation date of the Company is the date of the filing of this Certificate of Formation with the Registrar of Corporations.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on the    day of July, 2014.

[●]
Authorized Person

Exhibit 2

CERTIFICATE OF LIMITED LIABILITY COMPANY INTEREST

OF

COSTAMARE PARTNERS GP LLC

ORGANIZED UNDER THE LAWS OF THE
REPUBLIC OF THE MARSHALL ISLANDS

This Certificate evidences the ownership by __________________ of [●]% of the limited liability company interests in Costamare Partners GP LLC (the “Company”), which interests are subject to the provisions of the Certificate of Formation and the Limited Liability Company Agreement of the Company, as each may be amended, modified or otherwise supplemented from time to time.

Witness, the signature of the Company.

Date:
Name:
Title:

For value received, the undersigned hereby sells, assigns and transfers unto                             [●]% of its limited liability company ownership interests in Costamare Partners GP LLC represented by this Certificate.

Date:	[ ]

By:
Name:
Title:

In presence of ______________________________